UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2012

iPass Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California		94065
(Address of principal executive offices)		(Zip Code)

(650) 232-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Executive Bonus Plan

On February 22, 2012, the Compensation Committee of the Board of Directors of iPass approved the performance metrics for the iPass 2012 Executive Bonus Plan (the “Plan”).

Annual salary and target bonuses under the Plan for iPass’ “named executive officers” are as set forth below:

Officer	Title	Annual Base Salary	Annual Target Bonus
Evan L. Kaplan	President and Chief Executive Officer	$450,000	$300,000
Steven H. Gatoff	Senior Vice President and Chief Financial Officer	$300,000	$115,000
Christophe J. Culine	Senior Vice President, Worldwide Sales	$250,000	$250,000
William P. Garvey	Vice President and General Counsel	$236,000	$100,000
Barbara M. Nelson	Chief Technology Officer	$210,000	$80,000

The Plan functions as follows:

The Plan consists of four principal corporate performance metrics as described below.

Corporate Performance Metrics	Annual Weighting	Target Metric	Quarterly Lower Boundary		Quarterly Upper Boundary		Annual Cap(2)
1 # Open Mobile Enterprise Monetized Users, Active	50%	Quarterly	70%		100%		150%
2 # Open Mobile Exchange Revenue Generating Partners	10%	Annual	0	%(1)	100	%(1)	150%
3 Open Mobile Exchange Revenue	15%	Annual	0	%(1)	100	%(1)	200%
4 Adjusted EBITDA	25%	Quarterly	70%		100%		150%

(1)	The quarterly lower and upper boundaries are based on annual target.
(2)	The annual cap is based on an annual upper limit target established for each metric.

Performance between the lower boundary and the quarterly target metric and annual target metric and annual upper boundary will be paid based on a straight-line calculation.

Definitions

# Open Mobile Enterprise Monetized Users, Active means the number of active monetized enterprise users of Open Mobile in the last month of the calendar quarter, determined consistent with how the number of active monetized users is reported in iPass’ Form 10-Qs or Form 10-K, applicable to each quarter. The bonus percentage achieved each quarter is based on the increase in the # Open Mobile Enterprise Monetized Users, Active reported for the last month of the quarter versus the last month of the previous quarter against a target established for the quarter.

# Open Mobile Exchange Revenue Generating Partners means the number of Open Mobile Exchange partners added in a given quarter that have revenue generated from customers of the partner for using/ paying for the service. The bonus percentage achieved each quarter is based on the # of such partners added for the quarter against the annual target.

Open Mobile Exchange Revenue means the Open Mobile Exchange revenue as reported in iPass’ Form 10-Qs or Form 10-K, applicable to each quarter. The bonus percentage achieved each quarter is equal to the Open Mobile Exchange revenue reported for the quarter as a percentage of the annual target.

Adjusted EBITDA means Adjusted EBITDA, as reported in iPass’ Form 10-Qs or Form 10-K as applicable to each quarter, as further adjusted to remove the impact of foreign exchange gains and/or losses, as applicable, and adjusted for any impact from amounts associated with state sales taxes.

Bonus Payments

Bonuses are paid each quarter. In the event any of the four metrics exceed their annual targets, the amount of over-performance shall be paid at the end of the year.

For Mr. Kaplan, the quarterly bonus is paid out based 100% on corporate performance metrics. For Messrs. Gatoff and Garvey and Ms. Nelson, the quarterly bonus is paid out based 80% on corporate performance metrics and 20% on personal objectives. For Mr. Culine the quarterly bonus is paid out based 20% on corporate performance metrics and 80% on an Open Mobile Enterprise executive sales compensation plan.

For the # Open Mobile Enterprise Monetized Users, Active and Adjusted EBITDA performance metrics, the target bonus will be paid out at 100% in the event the quarterly target metric is met. A lower boundary has also been established. In the event only the lower boundary is met, the target bonus will be paid out at 70%. No payment will be made for performance under the lower boundary. No payment will be made for performance above the quarterly target. Performance between the lower boundary and the quarterly target metric will be paid based on a straight-line calculation.

For the # Open Mobile Exchange Revenue Generating Partners and Open Mobile Exchange Revenue performance metrics, the target bonus will be paid out at 0% in the event only the annual lower boundary is met. In the event the annual target boundary is met, the target annual bonus will be paid out at 100%. Performance between the boundaries will be paid based on a straight-line calculation.

Annual targets and upper boundaries have been established for each corporate performance metric. An additional bonus will be paid for each corporate performance metric at the end of the year if the annual target is exceeded. Performance between the annual target and annual upper boundary will be paid based on a straight-line calculation.

The total bonus earned for the year is capped at 150% of the bonus target for the # Open Mobile Enterprise Monetized Users, Active, # Open Mobile Exchange Revenue Generating Partners and Adjusted EBITDA performance metrics and 200% for the Open Mobile Exchange Revenue performance metric.

Change of Control

In addition, in the event of a change of control of the Company during 2012, any performance above the cumulative quarterly targets up through the most recently completed quarter for # Open Mobile Monetized Enterprise Users, Active and Adjusted EBITDA and any performance above the annual target for # Open Mobile Exchange Revenue Generating Partners and Open Mobile Exchange Revenue shall be paid out in accordance with the annual over performance pay-out methodology described under each performance metric above. Further, in the event of a change of control of the Company during 2012, the annual performance targets shall be deemed met for # Open Mobile Exchange Revenue Generating Partners and Open Mobile Exchange Revenue unless already achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Steven H. Gatoff
Name:	Steven H. Gatoff
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: February 28, 2012